EXHIBIT 12

STATE STREET CORPORATION

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Years Ended December 31,
(Dollars in millions)		2008	2007	2006	2005	2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities		34	65	43	16	39
Fixed charges		983	1,248	1,384	948	481
Preferred stock dividends and related adjustments		22	—	—	—	—

Adjusted earnings	(A)	$3,881	$3,216	$3,198	$2,396	$1,712

Interest on short-term borrowings		$674	$959	$1,145	$753	$315
Interest on long-term debt, including amortization of debt issuance costs		187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)		122	100	99	95	98
Preferred stock dividends and related adjustments		22	—	—	—	—

Fixed charges and preferred stock dividends	(B)	$1,005	$1,248	$1,384	$948	$481

Consolidated ratio of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	3.86 x	2.58 x	2.31 x	2.53 x	3.56 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities		34	65	43	16	39
Fixed charges		2,309	3,546	3,275	2,080	993
Preferred stock dividends and related adjustments		22	—	—	—	—

Adjusted earnings	(C)	$5,207	$5,514	$5,089	$3,528	$2,224

Interest on short-term borrowings and deposits		$2,000	$3,257	$3,036	$1,885	$827
Interest on long-term debt, including amortization of debt issuance costs		187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)		122	100	99	95	98
Preferred stock dividends and related adjustments		22	—	—	—	—

Fixed charges and preferred stock dividends	(D)	$2,331	$3,546	$3,275	$2,080	$993

Consolidated ratio of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	2.23 x	1.55 x	1.55 x	1.70 x	2.24 x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

STATE STREET CORPORATION

Ratio of Earnings to Fixed Charges

	Years Ended December 31,
(Dollars in millions)		2008	2007	2006	2005	2004
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities		34	65	43	16	39
Fixed charges		983	1,248	1,384	948	481

Adjusted earnings	(A)	$3,859	$3,216	$3,198	$2,396	$1,712

Interest on short-term borrowings		$674	$959	$1,145	$753	$315
Interest on long-term debt, including amortization of debt issuance costs		187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)		122	100	99	95	98

Fixed charges	(B)	$983	$1,248	$1,384	$948	$481

Consolidated ratio of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	3.93 x	2.58 x	2.31 x	2.53 x	3.56 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,842	$1,903	$1,771	$1,432	$1,192
Share of pre-tax income of unconsolidated entities		34	65	43	16	39
Fixed charges		2,309	3,546	3,275	2,080	993

Adjusted earnings	(C)	$5,185	$5,514	$5,089	$3,528	$2,224

Interest on short-term borrowings and deposits		$2,000	$3,257	$3,036	$1,885	$827
Interest on long-term debt, including amortization of debt issuance costs		187	189	140	100	68
Portion of long-term leases representative of the interest factor(1)		122	100	99	95	98

Fixed charges	(D)	$2,309	$3,546	$3,275	$2,080	$993

Consolidated ratio of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	2.25 x	1.55 x	1.55 x	1.70 x	2.24 x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.